UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2010

BRIDGEPOINT EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34272 (Commission File Number)	59-3551629 (IRS Employer Identification No.)

13500 Evening Creek Drive North, Suite 600 San Diego, California	92128
(Address of principal executive offices)	(Zip Code)

(858) 668-2586

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: We are filing this Current Report on Form 8-K/A solely for the purpose of filing a copy of the Standard Form Modified Gross Office Lease dated November 10, 2010, with Sunroad Centrum I, L.P., as Exhibit 99.1 to this report.

Item 1.01	Entry into a Material Definitive Agreement.

On November 10, 2010, we entered into a Standard Form Modified Gross Office Lease (“Lease”) with Sunroad Centrum Office I, L.P. (“Sunroad”), for approximately 193,000 rentable square feet of office space in an eight-story building to be built in the Sunroad Centrum Project in San Diego, California.  We currently lease from Sunroad approximately 248,000 rentable square feet in an 11-story building in the Sunroad Centrum Project.  We intend to use the new space primarily for administrative offices, meeting rooms and online support services.

The initial term of the Lease is 12 years (plus any additional days required for the expiration date to occur on the last day of a month), commencing on the rent commencement date for the Lease, with two five-year renewal options.  The rent commencement date for the Lease will be the fifth business day following (1) the delivery date for the Lease, or (2) the date that the delivery would have occurred but for tenant delays.  The delivery date for the Lease will be the date on which Sunroad tenders possession of the premises by delivering written notice to us that its work is substantially completed and providing us with the keys to the premises.  The delivery date will occur no later than January 31, 2013, subject to delays resulting from force majeure events, extraordinary events and/or tenant delays.

The monthly base rent over the initial term of the Lease increases from $604,000 during the first year to $823,000 during the twelfth year. The total amount of base rent payments over the initial term of the Lease is $99.7 million.  We are also obligated to make additional rent payments to the extent building operating costs and certain other expenses exceed the thresholds specified in the Lease.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure in Item 1.01 of this report.

Item 9.01.	Financial Statements and Exhibits.

(d)                                Exhibits.

Exhibit No.	Description

99.1	Standard Form Modified Gross Office Lease dated November 10, 2010, with Sunroad Centrum I, L.P. †

†              Portions of this exhibit have been omitted pursuant to a request for confidential treatment and the non-public information has been filed separately with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2010		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
		Title:	Senior Vice President, Secretary and General Counsel